LETTER OF TRANSMITTAL

                  To Purchase Limited Partnership Interests of
                   Balcor/Colonial Storage Income Fund - 85,
                         an Illinois limited partnership
            Pursuant to the Offer to Purchase dated January 25, 1996
                             of Public Storage, Inc.


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                        DESCRIPTION OF INTERESTS TENDERED


Name and Address of Registered Holder               Number of Interests Tendered
-------------------------------------               ---------------------------

                                                                               *
                                                      -------------------------

                                               *
                                                 Unless otherwise indicated,  it
                                                 will  be   assumed   that   all
                                                 Interests     held    by    the
                                                 registered   holder  are  being
                                                 tendered.





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THIS OFFER  WILL  EXPIRE AT 5:00 P.M.,  NEW YORK CITY TIME,  ON MARCH 12,  1996,
UNLESS EXTENDED. INTERESTS TENDERED PURSUANT TO THIS OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THIS OFFER.

This Letter of Transmittal is to be executed and returned to The First National Bank of Boston (the "Depositary") at one of the following addresses:

          By Mail                         By Hand                     By Overnight Courier                  For Information
  The First National Bank of           BancBoston Trust             The First National Bank of          The First National Bank of
           Boston                   Company of New York                      Boston                              Boston
    Shareholder Services                55 Broadway                    Corporate Agency &                 Shareholder Services
       P.O. Box 1872                     3rd Floor                       Reorganization                      (617) 575-3120
     Mail Stop 45-01-19              New York, NY 10006                 150 Royall Street
      Boston, MA 02105                                                 Mail Stop 45-01-19
                                                                        Canton, MA 02021

Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. The accompanying instructions should be read carefully before this Letter of Transmittal is completed.

               PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

         The undersigned hereby tenders to Public Storage, Inc., a California corporation (the "Company"), the above-described limited partnership interests (the "Interests") of Balcor/Colonial Storage Income Fund - 85, an Illinois limited partnership (the "Partnership"), for $210 per Interest in cash in accordance with the terms and subject to the conditions of the Company's Offer to Purchase dated January 25, 1996 (the "Offer to Purchase"), and in this Letter of Transmittal (which together with the Offer to Purchase and any supplements or amendments constitutes the "Offer"). The undersigned hereby acknowledges receipt of the Offer to Purchase. Capitalized terms used but not defined herein have the respective meanings assigned in the Offer to Purchase.

         Subject to, and effective upon, acceptance for payment of the Interests tendered hereby in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns, transfers, conveys and delivers to the Company, all right, title and interest in and to such Interests tendered hereby and accepted for payment pursuant to the Offer and any and all non-cash distributions, other Interests or other securities issued or issuable in respect thereof on or after January 25, 1996 including, without limitation, all rights in and claims to any Partnership profits and losses, voting rights, rights to be substituted as a Limited Partner of the Partnership and other benefits of any nature whatsoever distributable or allocable to each such tendered Interest under the Partnership Agreement. The undersigned hereby appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Interests and (and any and all non-cash distributions, other Interests or securities issued or issuable in respect thereof on or after January 25, 1996), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) transfer ownership of such Interests (and any such non-cash distributions, other Interests or securities), to or upon the order of the Company, (b) present such Interests (and any such non-cash distributions, other Interests or securities) for transfer on the books of the Partnership and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Interests (and any such non-cash distributions, other Interests or securities), all in accordance with the terms of the Offer.

         The undersigned hereby represents and warrants that the undersigned (i) has received and reviewed the Offer to Purchase and (ii) has full power and authority to sell, assign, transfer, convey and deliver the Interests tendered hereby (and any and all non-cash distributions, other Interests or securities issued or issuable in respect thereof on or after January 25, 1996) and that when the same are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claim. The undersigned, upon request, will execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment, transfer, conveyance and delivery of the Interests tendered hereby and any and all non-cash distributions, other Interests or other securities issued or issuable in respect of such Interests on or after January 25, 1996. In addition, the undersigned shall promptly remit and transfer to the Depositary for the account of the Company any and all non-cash distributions, other Interests or other securities issued to the undersigned on or after January 25, 1996 in respect of the Interests tendered hereby, accompanied by appropriate documentation of transfer, and pending such remittance or appropriate assurance thereof, the Company shall be entitled to all rights and privileges as owner of any such non-cash distributions, other Interests or other securities and may withhold the entire consideration or deduct from the consideration the amount of value thereof as determined by the Company, in its sole discretion.

         The undersigned understands that under certain circumstances set forth in the Offer, and subject to the applicable rules of the Securities and Exchange Commission, the Company may not be required to accept for payment any of the tendered Interests. In such event, the undersigned understands that any Letter of Transmittal for Interests not accepted for payment will be destroyed by the Company.

         The undersigned understands that, if proration is required pursuant to the terms of the Offer, the Company will accept for payment from among those Interests validly tendered prior to or on the Expiration Date and not properly withdrawn, the maximum number of Interests permitted pursuant to the Offer on a pro rata basis, with adjustments to avoid purchases of prorated fractional Interests.

         The undersigned hereby irrevocably constitutes and appoints the Company and any designee of the Company as the true and lawful attorney-in-fact and proxy of the undersigned with respect to such Interests with full power of substitution, to vote, in such manner as each such attorney and proxy or his substitute shall, in his sole discretion, deem proper, and otherwise act
(including pursuant to written consent ) with respect to all of the Interests tendered hereby which have been accepted for payment by the Company prior to the time of such vote or action (and any and all non-cash distributions, other Interests or securities issued or issuable in respect thereof on or after January 25, 1996), which the undersigned is entitled to vote, at any meeting (whether annual or special and whether or not an adjourned meeting) of Limited Partners of the Partnership, or with respect to which the undersigned is empowered to act in connection with action by written consent in lieu of any such meeting or otherwise. This proxy and power of attorney is coupled with an interest in the Interests tendered hereby, is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Interests by the Company in accordance with the terms of the Offer. Such acceptance for payment shall revoke any other proxy granted by the undersigned at any time with respect to such Interests (and any such non-cash distributions, other Interests or securities), other than the irrevocable proxy granted to the General Partners pursuant to Article XXI of the Partnership Agreement, and no subsequent proxies will be given (and if given will be deemed not to be effective) with respect thereto by the undersigned.

         The undersigned understands that tenders of Interests pursuant to the procedures described in the Offer and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned hereunder shall be binding upon the heirs, executors, administrators, legal and personal representatives, successors and assigns of the undersigned. This tender is irrevocable except as stated in the Offer, however, Interests tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date.

         The undersigned hereby certifies, under penalties of perjury, that (1) the number shown on this form below the undersigned's signature is my correct Taxpayer Identification Number and (2) I am not subject to backup withholding either (a) because I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, (b) the IRS has notified me that I am no longer subject to backup withholding, or (c) I am exempt from backup withholding.

         The undersigned hereby also certifies, under penalties of perjury, that the undersigned, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations). The undersigned understands that this certification may be disclosed to the IRS by the Company and that any false statements contained herein could be punished by fine, imprisonment, or both.

         ANY INTEREST HOLDER WHO DESIRES TO TENDER HIS OR HER INTERESTS BUT IS UNABLE TO CERTIFY ANY OF THE STATEMENTS SET FORTH ABOVE SHOULD CONTACT THE COMPANY AT (800) 421-2856 OR (818) 244-8080 FOR FURTHER INSTRUCTIONS.

         Please issue the payment for the Interests in the name(s) of the undersigned. Similarly, unless otherwise indicated under "Special Mailing Instructions," please mail the payment (and accompanying documents, as appropriate) to the undersigned at the registered address. In the event that the "Special Mailing Instructions" are completed, please deliver the payment to the registered holder(s) at the address so indicated.

--------------------------------------------------------------------------------

                          TENDER OF INTERESTS IN OFFER


The undersigned tenders Interests in the Offer on the terms described above.

SIGN HERE

Signature(s)  ------------------------------------------------------------------

              ------------------------------------------------------------------



Social Security or Taxpayer Identification Number   ----------------------------


Date                                                        (     )
      ------------------------------                        ------------------
                                                              Telephone number

(Must be signed by registered holder(s) as name(s) appear(s) under registration above. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers or corporations or others acting in a fiduciary or representative capacity, please provide the following information. See Instruction 3.)

Name
          ---------------------------------------------------------------------

          ---------------------------------------------------------------------
          (Please print)


Capacity (full title)
                    -----------------------------------------------------------

Address
       ------------------------------------------------------------------------
                                                                      Zip Code


--------------------------------------------------------------------------------

                          SPECIAL MAILING INSTRUCTIONS

To be completed ONLY if payment is to be issued to the registered holders(s) but mailed to OTHER than the address of record. (See Instruction 5.)

Mail payment to:

Name
        ----------------------------------------------------------------------
           (Must be same as registered holder(s))

Address
        ----------------------------------------------------------------------
           (Please print)


        ----------------------------------------------------------------------
                                                            Zip Code

--------------------------------------------------------------------------------

                                  INSTRUCTIONS
              Forming Part of the Terms and Conditions of the Offer


         1. Delivery of Letter of Transmittal. A properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by the Depositary at its address set forth herein on or prior to March 12, 1996, unless extended.

         The method of delivery of this Letter of Transmittal and all other required documents is at the option and risk of the tendering Interest Holder, and the delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

         No alternative, conditional or contingent tenders will be accepted. All tendering Interest Holders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their Interests for payment.

         2. Partial Tenders. If fewer than all the Interests held by an Interest Holder are to be tendered, fill in the number of Interests which are to be tendered in the section entitled "Number of Interests Tendered." All Interests held by an Interest Holder will be deemed to have been tendered unless otherwise indicated.

         3.  Signatures on Letter of Transmittal.

                  (a) If this Letter of Transmittal is signed by the registered holder(s) of the Interests, the signature(s) must correspond exactly with the Interest Holder's registration.

                  (b) If any of the Interests are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

                  (c) If any Interests are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

                  (d) If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and if requested, proper evidence satisfactory to the Company of such person's authority so to act must be submitted.

         4. Transfer Taxes. Except as set forth in this Instruction 4, the Company will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Interests to it pursuant to the Offer. If payment of the Offer Price is to be made to any person other than the registered holder, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the Offer Price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

         5. Special Mailing Instructions. If payment for the Interests is to be issued to the registered holder(s) but mailed to other than the address of record, the section entitled "Special Mailing Instructions" must be completed.

         6. Requests for Assistance or Additional Copies. Requests for assistance may be directed to, or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from, the Company or the Soliciting Agent at their respective telephone numbers set forth below.

         7. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Interests will be determined by the Company, in its sole discretion, and its determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of any particular Interests (i) determined by it not to be in the appropriate form or (ii) the acceptance for purchase of Interests which may, in the opinion of the Company's counsel, be unlawful.

         IMPORTANT. This Letter of Transmittal, together with all other required documents, must be received by the Depositary on or prior to March 12, 1996, unless extended.


        THE DEPOSITARY:              THE SOLICITING AGENT:      THE COMPANY:

THE FIRST NATIONAL BANK OF BOSTON      THE WEIL COMPANY     PUBLIC STORAGE, INC.
      Shareholder Services             (800) 379-4662         Investor Services
         P.O. Box 1872                                           Department
      Mail Stop 45-01-19                                       (800) 421-2856
  Boston, Massachusetts 02105                                  (818) 244-8080
        (617) 575-3120